Exhibit 10.20.3
US POWER GENERATING COMPANY
2007 Stock Incentive Plan
(the “Plan”)
Restricted Stock Units Agreement
     This Restricted Stock Units Agreement (the “Agreement”) confirms the grant on                 , 200___ (the “Grant Date”) by US POWER GENERATING COMPANY, a Delaware corporation (the “Company”), to «First_Name» «Last_Name» (“Employee”), for the purpose set forth in Section 1 of the Plan, of Restricted Stock Units (the “RSUs”), pursuant to Section 6(d) of the Plan, as follows:

Number granted:	«Final_Approved_Grant» RSUs

RSUs vest:	All RSUs, if not previously forfeited, will vest on the “Stated Vesting Date” as follows:

Stated Vesting Date	Vested Percentage or Number of RSUs Vested

Provided, however, that such RSUs will become immediately vested upon a Change in Control or vested as provided in Section 4 hereof upon the occurrence of certain events relating to Termination of Employment (as defined below).

Settlement:	RSUs granted hereunder will be settled by delivery of one share of the Company’s Common Stock, par value $0.00001 per share (a “Share”), for each RSU being settled. Such settlement shall occur at or within 15 days after the Stated Vesting Date of each RSU as specified above, except settlement may occur prior to the Stated Vesting Date as specified in Section 4 hereof:

* * * * * *
     The RSUs are subject to the terms and conditions of the Plan and this Agreement, including the Terms and Conditions of Restricted Stock Units attached hereto. The number of RSUs and the kind of Shares deliverable in settlement of RSUs are subject to adjustment in accordance with Section 5 hereof and Section 11(c) of the Plan.
     Employee acknowledges and agrees that (i) the RSUs are nontransferable, except as provided in Section 3 hereof and Section 11(b) of the Plan, (ii) the RSUs are subject to forfeiture in the event of Employee’s Termination of Employment in certain circumstances, as provided in Section 4 hereof, (iii) sales of Shares delivered in settlement of the RSUs will be subject to the Company’s policies regulating securities trading by employees and the securities laws of the United States and (iv) a copy of the Plan has previously been delivered to Employee or is available as specified in Section 1 below.
     IN WITNESS WHEREOF, US Power Generating Company has caused this Agreement to be executed by its officer thereunto duly authorized, and Employee has duly executed this Agreement, as of the Grant Date, both parties intending to be legally bound hereby.

Employee	US POWER GENERATING COMPANY

By:

«First_Name» «Last_Name»		[Name]
[Title]

TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS
     The following Terms and Conditions apply to the RSUs granted to Employee by the Company, as specified on the preceding page. Certain specific terms of the RSUs, including the number of RSUs granted, vesting date(s) and settlement date(s), are set forth on the preceding pages.
     1. General. The RSUs are granted to Employee under the Company’s 2007 Stock Incentive Plan (the “Plan”), a copy of which is available for review, along with other documents relating to the Plan, on the Company’s intranet site. All of the applicable terms, conditions and other provisions of the Plan are incorporated by reference herein. Capitalized terms used in this Agreement but not defined herein (or on the preceding pages) shall have the same meanings as in the Plan. If there is any conflict between the provisions of this document and mandatory provisions of the Plan, the provisions of the Plan govern. By accepting the grant of the RSUs, Employee agrees to be bound by all of the terms and provisions of the Plan (as presently in effect or later amended), the rules and regulations under the Plan adopted from time to time, and the decisions and determinations of the Company’s Compensation Committee (the “Committee”) made from time to time, provided that no such Plan amendment, rule or regulation or Committee decision or determination shall materially and adversely affect the rights of the Employee with respect to outstanding RSUs without the Employee’s consent.
     2. Account for Employee. The Company shall maintain a bookkeeping account for Employee (the “Account”) reflecting the number of RSUs then credited to Employee hereunder as a result of such grant of RSUs.
     3. Nontransferability. Until RSUs become settleable in accordance with the terms of this Agreement, Employee may not transfer RSUs or any rights hereunder to any third party other than by will or the applicable laws of descent and distribution, except for transfers to a Beneficiary or otherwise if and to the extent permitted under Section 11(b) of the Plan and subject to the conditions specified in Section 11(b) of the Plan and otherwise specified by the Company.
     4. Termination Provisions; Change in Control. The following provisions will govern the vesting and forfeiture of the RSUs in the event of Employee’s Termination of Employment (as defined below), unless otherwise determined by the Committee (subject to Section 9(a) hereof):
     (a) Death or Disability. Subject to Section 3 above, in the event of Employee’s Termination of Employment due to death or Disability (as defined below) all of the RSUs, to the extent then outstanding but not previously vested, will vest and become non-forfeitable immediately, and such RSUs, together with any then-outstanding RSUs that previously became vested and non-forfeitable, will be settled within 60 days thereafter if not previously settled.
     (b) Retirement. In the event of Employee’s Termination of Employment due to Retirement (as defined below), the RSUs, to the extent outstanding but not previously vested or otherwise forfeited, will continue to be outstanding and will be not be forfeited solely as a result of such Retirement. Subject to Section 3 above, such RSUs will be settled at or within 15 days after the earliest of the original settlement date as provide herein, the occurrence of death or Disability, or as provided under Section 4(d).
     (c) Termination by the Company or Termination Voluntarily by Employee. In the event of Employee’s Termination of Employment by the Company, with or without Cause, or by Employee voluntarily (other than a Retirement), the outstanding RSUs not vested at the date of termination will be forfeited (unless otherwise determined by the Committee in the case of a Termination by the Company not for Cause), and the portion of the then-outstanding RSUs that is vested and non-forfeitable at the date of Termination of Employment and not previously settled will be settled within 15 days after the earliest of the original settlement date as provided herein, the occurrence of death or Disability, or as provided under Section 4(d).

     (d) Change in Control. Upon a Change in Control, vesting of RSUs shall occur as specified on the cover page hereof. RSUs that are vested but not previously settled will be settled immediately upon the occurrence of the Change in Control, except that, in the case of any RSU that constitutes a deferral of compensation for purposes of Section 409A of the Internal Revenue Code, if the Change in Control does not include an event that constitutes a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Treas. Reg. § 1.409A-3(i)(5), such RSUs will be settled at the earliest date thereafter at which the RSUs otherwise would have been settled hereunder.
     (e) Certain Definitions. The following definitions apply for purposes of this Agreement:
     (i) “Cause” has the meaning set forth in the collective bargaining agreement governing the Employee’s employment, or if none, as set forth in the Plan.
     (ii) “Disability” means a disability as defined under Treas. Reg. § 1.409A-3(i)(4), as determined by the Company based upon written evidence of such disability from a medical doctor in a form satisfactory to the Company.
     (iii) “Retirement” means Termination of Employment by either the Company or Employee either (A) at or after Employee has attained age 62 or (B) at or after Employee has attained age 60 with at least ten years of service to the Company, provided that a Termination of Employment by the Company for Cause shall not be deemed a Retirement. For this purpose, any period of service by Employee to a predecessor of the Company or to a company that has been acquired by the Company shall be counted toward years of service with the Company.
     (iv) “Termination of Employment” means the event by which Employee ceases to be employed by the Company or any subsidiary of the Company and, immediately thereafter, is not employed by or providing substantial services to any of the Company or a subsidiary of the Company. If Employee is granted a leave of absence for military or governmental service or other purposes approved by the Board, he or she shall be considered as continuing in the employ of the Company, or of a subsidiary of the Company, for the purpose of this subsection, while on such authorized leave of absence.
     5. Dividends Equivalents and Adjustments.
     (a) Dividend Equivalents. Dividend Equivalents will be credited on RSUs (other than RSUs that, at the relevant record date, previously have been settled or forfeited) and deemed reinvested in additional RSUs. Such crediting shall be as follows, except that the Company may vary the manner of crediting (for example, by crediting cash Dividend Equivalents rather than additional RSUs) for administrative convenience:
     (i) Cash Dividends. If the Company declares and pays a dividend or distribution on Shares in the form of cash, then additional RSUs shall be credited to Employee’s Account in lieu of payment or crediting of cash Dividend Equivalents equal to the number of RSUs credited to Employee’s Account as of the relevant record date multiplied by the amount of cash paid per Share in such dividend or distribution divided by the Fair Market Value of a Share at the payment date for such dividend or distribution.
     (ii) Non-Common Stock Dividends. If the Company declares and pays a non-cash dividend or distribution on Shares in the form of property other than Shares, then a number of additional RSUs shall be credited to Employee’s Account as of the payment date for such dividend or distribution equal to the number of RSUs credited to Employee’s Account as of the record date for such dividend or distribution multiplied by the fair market value of such property actually paid as a dividend or distribution on each outstanding Share at such payment date, divided by the Fair Market Value of a Share at such payment date.
     (iii) Common Stock Dividends and Splits. If the Company declares and pays a dividend or distribution on Shares in the form of additional Shares, or there occurs a forward split of Shares, then a number of additional RSUs shall be credited to Employee’s Account as of the payment date for such dividend or distribution or forward split equal to the number of RSUs credited to Employee’s Account as of the record date for such dividend or distribution or split multiplied by the number of additional Shares actually paid as a dividend or distribution or issued in such split in respect of each outstanding Share.
     (b) Adjustments. The number of RSUs credited to Employee’s Account and/or the property deliverable upon settlement of RSUs shall be appropriately adjusted (taking into account any Dividend Equivalents credited under Section 5(a)) in order to prevent dilution or enlargement of Employee’s rights with respect to RSUs in connection with, or to reflect any changes in the number and kind of outstanding Shares resulting from, any corporate transaction or event referred to in the first sentence of Section 11(c) of the Plan.
     6. Forfeiture Provisions. The forfeiture conditions set forth in Section 10 of the Plan shall not apply to all RSUs hereunder and to gains realized upon the vesting of the RSUs.
     7. Employee Representations and Warranties, Consents and Acknowledgements.
     (a) General. As a condition to the settlement of the RSUs, the Company may require Employee to make any representation or warranty to the Company as may be required under any applicable law or regulation.
     (b) Securities Law Compliance. Neither the RSUs nor the Shares issuable in settlement of the RSUs have been registered under the Securities Act of 1933, or any state securities laws. No Shares may be issued hereunder if the issuance of such Shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed or quoted. As a condition to the settlement of the RSUs, the Company may require Employee (or other person entitled to settlement) to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation.
     Employee acknowledges and agrees that Employee is acquiring the RSUs and underlying Shares for investment and not with a view to distribution. Employee, by acceptance hereof, consents to the placement of the following restrictive legends, or substantially similar legends, on each certificate to be issued by the Company representing Shares issued in settlement of the RSUs:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER SUCH ACT AND QUALIFICATION UNDER SUCH STATE SECURITIES LAWS OR (B) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE LAW.
The Company may also impose stop-transfer instructions with respect to the Shares subject to the foregoing restrictions

     (c) Lock-Up for Initial Public Offering. In connection with the first underwritten registration of the Company’s securities, Employee agrees that, upon the request of the Company and the underwriters managing such underwritten offering of the Company’s securities, Employee (or other person entitled to settlement of the RSUs) will not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of the Shares acquired hereunder (other than those included in the registration) without the prior written consent of the Company and such underwriters, as the case may be, for such period of time, not to exceed 180 days, from the effective date of such registration as the underwriters may specify. The Company and underwriters may request such additional written agreements in furtherance of such lock-up agreement in the form reasonably satisfactory to the Company and such underwriter. The Company may also impose stop-transfer instructions with respect to the Shares subject to the foregoing restrictions until the end of the applicable lock-up period.
     (d) Consent Relating to Personal Data. By signing this Agreement, Employee voluntarily acknowledges and consents to the collection, use, processing and transfer of personal data as described in this Section 7(d). Employee is not obliged to consent to such collection, use, processing and transfer of personal data. The Company and its subsidiaries hold, for the purpose of managing and administering the Plan, certain personal information about Employee, including Employee’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all RSUs and other equity awards or any other entitlement to Shares awarded, canceled, purchased, vested, unvested or outstanding in Employee’s favor (“Data”). The Company and/or its subsidiaries will transfer Data among themselves as necessary for the purpose of implementation, administration and management of Employee’s participation in the Plan and the Company and/or any of its subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located throughout the world, including the United States. Employee authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Employee’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on Employee’s behalf to a broker or other third party with whom Employee may elect to deposit any Shares acquired pursuant to the Plan. Employee may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company.
     (e) RSUs Represent Extraordinary Compensation Item. Employee’s participation in the Plan is voluntary. The value of the RSUs is an extraordinary item of compensation. As such, the RSUs are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. Rather, the awarding of the RSUs to Employee under the Plan represents a mere investment opportunity.
     (f) Consent to Electronic Delivery. EMPLOYEE HEREBY CONSENTS TO ELECTRONIC DELIVERY OF THE PLAN, ANY DISCLOSURE OR OTHER DOCUMENTS RELATED TO THE PLAN (COLLECTIVELY, THE “PLAN DOCUMENTS”). THE COMPANY WILL DELIVER THE PLAN DOCUMENTS ELECTRONICALLY TO EMPLOYEE BY E-MAIL, BY POSTING SUCH DOCUMENTS ON ITS INTRANET WEBSITE OR BY ANOTHER MODE OF ELECTRONIC DELIVERY AS DETERMINED BY THE COMPANY IN ITS SOLE DISCRETION. THE COMPANY WILL SEND TO EMPLOYEE AN E-MAIL ANNOUNCEMENT WHEN A NEW PLAN DOCUMENT IS AVAILABLE ELECTRONICALLY FOR EMPLOYEE’S REVIEW, DOWNLOAD OR PRINTING AND WILL PROVIDE INSTRUCTIONS ON WHERE THE PLAN DOCUMENT CAN BE FOUND. UNLESS OTHERWISE SPECIFIED IN WRITING BY THE COMPANY, EMPLOYEE WILL NOT INCUR ANY COSTS FOR RECEIVING THE PLAN DOCUMENTS ELECTRONICALLY THROUGH THE COMPANY’S COMPUTER NETWORK. EMPLOYEE WILL HAVE THE RIGHT TO RECEIVE PAPER COPIES OF ANY PLAN

DOCUMENT BY SENDING A WRITTEN REQUEST FOR A PAPER COPY TO THE ADDRESS SPECIFIED IN SECTION 9(d) HEREOF. EMPLOYEE’S CONSENT TO ELECTRONIC DELIVERY OF THE PLAN DOCUMENTS WILL BE VALID AND REMAIN EFFECTIVE UNTIL THE EARLIER OF (I) THE TERMINATION OF EMPLOYEE’S PARTICIPATION IN THE PLAN AND (II) THE WITHDRAWAL OF EMPLOYEE’S CONSENT TO ELECTRONIC DELIVERY OF THE PLAN DOCUMENTS. THE COMPANY ACKNOWLEDGES AND AGREES THAT EMPLOYEE HAS THE RIGHT AT ANY TIME TO WITHDRAW HIS OR HER CONSENT TO ELECTRONIC DELIVERY OF THE PLAN DOCUMENTS BY SENDING A WRITTEN NOTICE OF WITHDRAWAL TO THE ADDRESS SPECIFIED IN SECTION 9(e) HEREOF. IF EMPLOYEE WITHDRAWS HIS OR HER CONSENT TO ELECTRONIC DELIVERY, THE COMPANY WILL RESUME SENDING PAPER COPIES OF THE PLAN DOCUMENTS WITHIN TEN (10) BUSINESS DAYS OF ITS RECEIPT OF THE WITHDRAWAL NOTICE. EMPLOYEE ACKNOWLEDGES THAT HE OR SHE IS ABLE TO ACCESS, VIEW AND RETAIN AN E-MAIL ANNOUNCEMENT INFORMING EMPLOYEE THAT THE PLAN DOCUMENTS ARE AVAILABLE IN EITHER HTML, PDF OR SUCH OTHER FORMAT AS THE COMPANY DETERMINES IN ITS SOLE DISCRETION.
     8. Other Terms Relating to RSUs.
     (a) Fractional RSUs and Shares. The number of RSUs credited to Employee’s Account shall include fractional RSUs, if any, calculated to at least three decimal places, unless otherwise determined by the Committee. Unless settlement is effected through a third-party broker or agent that can accommodate fractional Shares (without requiring issuance of a fractional Share by the Company), upon settlement of the RSUs Employee shall be paid, in cash, an amount equal to the value of any fractional Share that would have otherwise been deliverable in settlement of such RSUs.
     (b) Mandatory Tax Withholding. Unless otherwise determined by the Committee, at the time of settlement the Company will withhold from any Shares deliverable in settlement of the RSUs, in accordance with Section 11(d) of the Plan, the number of Shares having a value approximately equal to the amount of income taxes, employment taxes or other withholding amounts required to be withheld under applicable local laws and regulations, and pay the amount of such withholding taxes in cash to the appropriate taxing authorities. The number of Shares withheld will be subject to rounding up or down to the nearest whole Share, with a view to ensuring that such Share withholding does not result in recognition of any additional accounting expense by the Company. Employee will be responsible for any taxes relating to the RSUs not satisfied by means of such mandatory withholding.
     (c) Statements. An individual statement of each Employee’s Account will be issued to each Employee at such times as may be determined by the Company. Such a statement shall reflect the number of RSUs credited to Employee’s Account, transactions therein during the period covered by the statement, and other information deemed relevant by the Committee. Such a statement may be combined with or include information regarding other plans and compensatory arrangements for employees. Any statement containing an error shall not, however, represent a binding obligation to the extent of such error.
     9. Miscellaneous.
     (a) Binding Agreement; Written Amendments. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties. This Agreement constitutes the entire agreement between the parties with respect to the RSUs, and supersedes any prior agreements or documents with respect thereto. No amendment or alteration of this Agreement which may impose any additional obligation upon the Company shall be valid unless expressed in a written instrument duly executed in the name of the Company, and no amendment, alteration, suspension or termination of this Agreement which may materially impair the rights of Employee with respect to the RSUs shall be valid unless expressed in a written instrument executed by

Employee.
     (b) No Promise of Employment. The RSUs and the granting thereof shall not constitute or be evidence of any agreement or understanding, express or implied, that Employee has a right to continue as an employee of the Company for any period of time, or at any particular rate of compensation. Employee acknowledges and agrees that the Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time, provided, however that any outstanding RSUs shall not be materially and adversely affected. The grant of RSUs under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of RSUs or benefits in lieu of RSUs in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the number of RSUs and vesting provisions.
     (c) Unfunded Plan. Any provision for distribution in settlement of Employee’s Account hereunder shall be by means of bookkeeping entries on the books of the Company and shall not create in Employee any right to, or claim against any, specific assets of the Company, nor result in the creation of any trust or escrow account for Employee. With respect to Employee’s entitlement to any distribution hereunder, Employee shall be a general creditor of the Company.
     (d) Notices. Any notice to be given the Company under this Agreement shall be addressed to the Company at its main offices, attention: General Counsel, and any notice to the Employee shall be addressed to the Employee at Employee’s address as then appearing in the records of the Company.